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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report — August 31, 2000

(Date of earliest event reported)

BEMIS COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099
(Address of principal executive offices)

Registrant's telephone number, including area code: (612) 376-3000

ITEM 2—ACQUISITION OR DISPOSITION OF ASSETS

Bemis completes purchase of specialty plastic films business from Viskase Companies, Inc.

    On July 7, 2000, Bemis Company, Inc. announced that it had signed a definitive agreement to acquire the specialty plastic films business of Viskase Companies, Inc., which supplies a variety of shrinkable barrier bags, films, and cook-in-bags to fresh beef, pork, and poultry processors. It had net sales of approximately $150 million in 1999. The Company intends to continue the specialty plastic films business.

    This transaction, which will be accounted for as an asset purchase, was completed on August 31, 2000, with the payment of $228.4 million in cash, subject to a possible post-audit adjustment. The Company has financed this transaction with commercial paper backed up by a short-term bank commitment. Excluded from the assets acquired are approximately $17 million in accounts receivable which remained with the seller.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

C. Exhibits

2		Purchase agreement between Bemis Company, Inc. and Viskase Companies, Inc., and Viskase related Companies listed therein, dated July 7, 2000. (1)
The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.
2	(a)	Amendment No. 1 to purchase agreement between Bemis Company, Inc. and Viskase Companies, Inc., and Viskase related Companies listed therein, dated August 31, 2000.
99		Press Release dated August 31, 2000.

(1)
Incorporated by reference to the like numbered exhibit to the Company's Registration Statement on Form S-3 filed August 11, 2000 (File No. 333-43646).

SIGNATURES

    Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.
By:	/s/ BENJAMIN R. FIELD, III Benjamin R. Field, III	By:	/s/ GENE C. WULF Gene C. Wulf
	Senior Vice President, Chief Financial Officer and Treasurer		Vice President and Controller
Date September 8, 2000		Date September 8, 2000

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SIGNATURES